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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-15901) of CardioVascular Dynamics, Inc. and in the related Prospectus of our report dated January 30, 1997, with respect to the consolidated financial statements and schedules of CardioVascular Dynamics, Inc. and subsidiary included in this Annual Report (Form 10-K/A) for the year ended December 31, 1996.

                                                 /s/ ERNST & YOUNG LLP

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Orange County, California
June 12, 1997